Exhibit (a)(1)(D)
NOTICE OF WITHDRAWAL
OF SURRENDER OF
MANDALAY RESORT GROUP
FLOATING RATE CONVERTIBLE SENIOR DEBENTURES DUE 2033
(CUSIP Numbers: 562567AJ6 and 562567AK3)
Pursuant to the Offer to Purchase
Dated May 16, 2005
THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2005 (THE “PURCHASE DATE”). REGISTERED HOLDERS OF SECURITIES MUST SURRENDER THEIR SECURITIES ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2005 IN ORDER TO RECEIVE THE PURCHASE PRICE. SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2005.
The address for the Paying Agent is:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street, 7 East
New York, New York 10286
Attention: Carolle Montreuil
Tel: (212) 815-5920
Fax: (212) 298-1915
      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase, dated May 16, 2005, and the accompanying Letter of Transmittal, of Mandalay Resort Group, a Nevada corporation (the “Company”), relating to the purchase by the Company, at the option of the holder thereof, of the Company’s Floating Rate Convertible Senior Debentures due 2033 (the “Securities”) for $1,000 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, June 15, 2005, if any (the “Purchase Price”), subject to the terms and conditions of the Indenture and the Offer.
      This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Offer if (i) Securities have been previously surrendered to the Paying Agent, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Purchase — Important Information Concerning the Offer” in the Offer to Purchase.

Ladies and Gentlemen:
      The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Offer to Purchase.
      The undersigned understands that the withdrawal of Securities previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Letter of Transmittal. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Offer to Purchase and in the accompanying Letter of Transmittal.
      All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.
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DESCRIPTION OF SECURITIES BEING SURRENDERED BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)	Security	Principal Amount	Principal Amount	Principal Amount
(Please Fill in Exactly as	Certificate	Represented by	Being Withdrawn	to Remain
Name(s) Appear(s) on Securities)(1)	Number(s)(2)	Securities	(2)(3)	Surrendered(4)

Total Amount Being Withdrawn

(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address (es) appear(s) on the security position listing of DTC.
(2) Need not be completed if Securities are being surrendered by book-entry transfer.
(3) Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.
(4) Must specify the principal amount (if any) of such Securities which remain subject to the original Letter of Transmittal and which has been or will be delivered for purchase.

METHOD OF DELIVERY

☐	CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF SECURITIES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Surrendered:

DTC Account Number:	Transaction Code Number:

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SIGN HERE
(To Be Completed by All Registered Holders of Securities Being Withdrawn)
Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)
Dated: ______________________________ , 2005
Name(s)

(Please Print)
Capacity (full title)

Address

(Include Zip Code)
Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed
GUARANTY OF SIGNATURE(S)
Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Dated: ______________________________ , 2005

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